MERRILL LYNCH NATURAL RESOURCES TRUST

FILE # 811- 4282

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	MEMBER OF UNDERWRITING SYNDICATE FROM WHOM FUND PURCHASED
03/20/02	Companhia Vale Do Rio Doce	$2,097,200	$1,678,523,518	First Boston